Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Membership Interest Purchase and Sale Agreement (this “Agreement”) is dated as of May 12, 2014, and is by and among FYF Net Lease LLC, a Delaware limited liability company (“Seller”), GPT BOA Portfolio Member LLC, a Delaware limited liability company (the “GPT Member”), and GPT BOA Defeasance Pool Owner LLC, a Delaware limited liability company (the “GPT Defeasance Member”, and individually with the GPT Member, a “Buyer” and collectively, the “Buyers”). Seller and Buyers are also individually referred to as a “Party” and jointly as the “Parties.”

WHEREAS, Seller is the beneficial and record owner of 50% of the membership interests of (a) GPT GIG BOA Portfolio Holdings LLC, a Delaware limited liability company (“Portfolio Holdings”) and (b) GPT GIG BOA Defeasance Pool Holdings LLC, a Delaware limited liability company (“Defeasance Pool Holdings”, and together with Portfolio Holdings, the “Companies”);

WHEREAS, Portfolio Holdings owns 100% of the membership interests in (a) GPT GIG BOA Portfolio Owner LLC (“Portfolio Owner”) and (b) GPT GIG Portfolio HFS Owner LLC (“HFS Owner”);

WHEREAS, Portfolio Owner owns the fee interests of certain properties (the “Hold Properties”) and HFS Owner owns the fee or ground lease interests in certain properties (the “HFS Properties”, and, together with the Hold Properties, the “Properties”);

WHEREAS, the Hold Properties are encumbered by a mortgage loan in the amount of $200,000,000 originated by JPMorgan Chase Bank, National Association, as lender, to Portfolio Holdings, as borrower (the “Loan”), which Loan is evidenced by that certain Loan Agreement dated as of December 6, 2012 (the “Loan Agreement”), and certain other collateral documents;

WHEREAS, Buyers are the beneficial and record owners of the remaining 50% of the membership interests in the Companies; and

WHEREAS, Seller desires to sell to Buyers and Buyers desire to purchase from Seller all of Seller’s membership interest in the Companies (the “Interests”) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article 1
PURCHASE AND SALE

1.1              Purchase and Sale. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements set forth herein, on the Closing Date (as defined below), Seller shall sell to Buyers and Buyers shall purchase from Seller (the “Purchase”) the Interests free and clear of any and all Liens (as defined below). The aggregate purchase price to be paid by Buyers to Seller for the Interests shall be the aggregate amount of distributions to which Seller would be entitled to receive as the holder of the Interests upon a sale of the Properties for a gross purchase price of $395,221,712 (the “Purchase Price”). The Purchase Price, adjusted in accordance with Section 3.4 hereof and assuming all amounts distributable pursuant to Section 3.5 hereof have been distributed prior to Closing, less the Deposit (as defined below), shall be paid by Buyers to Seller on the Closing Date by wire transfer of immediately available funds to an account designated by Seller in writing.

1.2              Closing Date and Deliverables. Subject to the satisfaction (or waiver by the party entitled to satisfaction thereof) of the applicable conditions set forth in this Agreement:

(a)                The closing of the Purchase (the “Closing”) shall take place at 10:00 a.m. New York time at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on June 9, 2014 (the “Initial Closing Date”) (as such Initial Closing Date may be extended in accordance with Section 1.3). Alternatively, at the election of the Parties, Closing may occur via escrow with the respective counsel of the Parties. The date upon which the Closing occurs is called the “Closing Date.”

(b)               Seller shall deliver to Buyers at Closing;

(i)                 an executed counterpart of an assignment and assumption of the Interests in the form attached hereto as Exhibit A (the “Assignment”);

(ii)               an executed officer’s certificate in accordance with Sections 4.1(a) and (b) in the form attached hereto as Exhibit B;

(iii)             an executed FIRPTA affidavit evidencing that Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Code;

(iv)             executed counterparts, as applicable, of any completed returns, questionnaires, applications or other documents (collectively, the “Transfer Tax Forms”) regarding any real property transfer or gain, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the Purchase (together with any related interests, penalties or additions to tax, the “Transfer Taxes”); and

(v)               an executed counterpart of the settlement statement reflecting the prorations and adjustments as agreed to between Buyers and Seller (the “Closing Statement”).

(c)                Buyers shall deliver to Seller at Closing:

(i)                 the Purchase Price, adjusted in accordance with Section 3.4 hereof, less the Deposit, in accordance with Section 1.1 hereof;

(ii)               the completed Transfer Tax Forms and executed counterparts of the Assignment and, as applicable, the Transfer Tax Forms;

(iii)             an executed counterpart of the Closing Statement;

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(iv)             evidence that Buyers have caused the Loan Payoff (as defined below) to occur at the Closing in accordance with Section 3.6; and

(v)               an executed officer’s certificate in accordance with Sections 4.2(a) and (b) in the form attached hereto as Exhibit C.

1.3              Deposit. Within one (1) Business Day (as defined below) after the execution of this Agreement, and as a condition precedent to the effectiveness and enforceability of this Agreement against Seller, Buyer shall deliver to First American Title Insurance Company of New York (“Escrow Agent”), in its capacity as such, by wire transfer of immediately available funds to the account set forth in Exhibit D, a deposit of Two Million and Five Hundred Thousand Dollars ($2,500,000) (together with any interest earned thereon, and as such initial deposit may be increased in accordance with this Section 1.3, the “Deposit”). The Deposit shall be held and disbursed by the Escrow Agent in accordance with Article 7. To the extent Buyers desire to extend the Closing from the Initial Closing Date set forth in Section 1.2(a), Buyers shall have 2 option(s) (each an “Extension Option”) to so extend the Initial Closing Date by up to thirty (30) days for each Extension Option, provided that in order to exercise any Extension Option (i) Buyers shall deliver Seller written notice thereof at least three (3) Business Days prior to the Initial Closing Date or any extended Closing Date which notice shall set forth the new Closing Date, (ii) Buyers shall not be in default of this Agreement beyond any notice and cure period specified in Section 5.1 as of the date of the delivery of such notice and as of the date of the effectiveness of the exercise of such Extension Option and (iii) promptly following delivery of such notice by Buyers, but in no event later than one (1) Business Day prior to the Closing Date then in effect immediately prior to the exercise of such Extension Option, deliver to Escrow Agent an additional deposit in the amount $1,000,000 for each Extension Option so exercised, in the same manner as the delivery of the Deposit, which amount, after receipt thereof by Escrow Agent, shall be added to (and shall thereafter constitute a portion of) the Deposit.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties by Seller. Seller represents and warrants to Buyers as of the date hereof and as of the Closing Date as follows:

(a)                Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Agreement and any and all other agreements, instruments, certificates and documents that are expressly required to be executed and/or delivered by the Parties hereby (the “Transaction Documents”), and to consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance by Seller of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action on the part of Seller. Each Transaction Document to which Seller is a party is, or upon its execution and delivery will be, a valid and binding obligation of Seller, enforceable against it in accordance with the terms thereof except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles (the “Bankruptcy and Equity Exceptions”).

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(b)               Seller is the sole beneficial and record holder of the Interests, and holds title to the Interests free and clear of any lien (statutory or otherwise), mortgage, pledge, charge, security interest, hypothecation, community property interest, equitable interest, servitude, option, right (including rights of first refusal), restriction (including restrictions on voting, transfer or other attribute of ownership), lease, license, other rights of occupancy, adverse claim, reversion, reverter, preferential arrangement or any other encumbrance in respect of the Interests (each, a “Lien”).

(c)                Neither the execution, delivery or performance by Seller of this Agreement or any Transaction Document to which Seller is a party, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof will (i) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree (“Law”), in each case applicable to Seller or Seller’s assets or properties, or give any federal, state, local or foreign governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal (“Authority”) or other Person (as defined below) the right to challenge any of the transaction contemplated hereby, (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon the Interests pursuant to any material contract to which such Seller is a party or by which such Seller or the Interests may be bound or affected, in each case, or (iii) or violate any provision of the certificate of formation, bylaws and operating agreement, (or other comparable charter documents), as applicable, as each may be amended or restated from time to time (the “Organizational Documents”) of Seller or any standing resolution adopted by the managers or members of Seller. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, governmental entity or any other entity.

(d)               Except for the Loan Payoff, no filing with, and no permit, authorization, consent or approval of any Authority or any Person is necessary for the consummation by Seller of the transactions contemplated hereby.

(e)                Seller has not employed any broker or finder and has not incurred and will not incur any broker’s, finder’s or similar fees, commissions or expenses payable by Seller in connection with the transactions contemplated by this Agreement.

2.2              Representations and Warranties by Buyers. Buyers represent and warrant to Seller as of the date hereof and as of the Closing Date as follows:

(a)                Each Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware has the requisite power and authority to enter into this Agreement and any and all other agreements, instruments, certificates and documents that are expressly required to be executed and/or delivered by the Parties hereby (the “Transaction Documents”), and to consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance by each Buyer of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action on the part of each Buyer. Each Transaction Document to which each Buyer is a party is, or upon its execution and delivery will be, a valid and binding obligation of each Buyer, enforceable against it in accordance with the terms thereof except to the extent enforceability may be limited by the Bankruptcy and Equity Exceptions.

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(b)               Neither the execution, delivery or performance by each Buyer of this Agreement or any Transaction Document to which it is a party, nor the consummation by such Buyer of the transactions contemplated hereby or thereby, nor compliance by such Buyer with any of the provisions hereof or thereof will (i) violate any Law, in each case applicable to the each or such Buyer’s assets or properties, or give any Authority or other Person the right to challenge any of the transaction contemplated hereby, or (iii) or violate any provision of the Organizational Documents of Buyers or any standing resolution adopted by the managers or members of Buyers.

(c)                Except for the Loan Payoff, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by Buyers of the transactions contemplated hereby.

(d)               Buyers have not employed any broker or finder and have not incurred and will not incur any broker’s, finder’s or similar fees, commissions or expenses payable by Buyers in connection with the transactions contemplated by this Agreement.

(e)                Buyers are acquiring the Interests for their own account for investment, and not with a view to, or for resale in connection with, any distribution thereof. Buyers will not sell, hypothecate or otherwise dispose of the Interests unless such transfer has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from the registration requirements of the Securities Act is available.

(f)                Each Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

(g)               Buyers have evaluated the merits and risks of purchasing the Interests on the terms set forth in this Agreement, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of such purchase, are aware of and have considered the financial risks and financial hazards of purchasing the Interests on the terms set forth in this Agreement and are able to bear the economic risks of purchasing the Interests, including the possibility of complete loss with respect thereto. Each Buyer has had access to such information regarding the business and finances of the Companies and such other matters with respect to the Companies as a reasonable Person would consider in evaluating the transactions contemplated hereby, including, in particular, all information necessary to determine the fair market value of Interests, and has made its own, independent determination of such fair market value. Each Buyer: (i) acknowledges that this Agreement, including the valuation of the Interests it is acquiring hereunder, was the product of an arm’s-length negotiation; (ii) has independently and without reliance upon Seller or the Companies, and based on information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement and purchase the Interests it is acquiring hereunder; and (iii) has not received any investment advice from Seller or the Companies or the representatives of either or sought such advice from any of them as to whether the purchase of the Interests is prudent or suitable.

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2.3              Survival. The representations and warranties contained in this Article 2 shall survive Closing.

Article 3
COVENANTS

3.1              Further Assurances. The Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated hereby; provided, however, that nothing in this Section 3.1 shall require any Party to incur any costs or expenses other than (a) such costs and expenses as may be specified herein as being the responsibility of such Party and (b) any costs and expenses incurred in connection with the performance or satisfaction of such Party’s express obligations under any other provision of this Agreement. The provisions of this Section 3.1 shall survive Closing.

3.2              Resignation as Member; Amendment of Organizational Documents.

(a)                The Parties agree that, effective upon the Closing, Seller will have no further rights as a member in the Companies. The Parties agree that, effective upon the Closing, Buyers shall be free to amend the Organizational Documents of the Companies, and to take any and all such other actions, and amend any and all such other documents, agreements, instruments or certificates, as may be necessary or appropriate to effectuate and carry out the purpose and intent of the foregoing and the transactions contemplated by this Agreement.

(b)               Effective as of the Closing, Seller, on the one hand, and the Buyers (each for itself and on behalf of the Companies), on the other hand, each hereby irrevocably releases the other from any and all manner of claims, suits, debts, charges, complaints, demands, causes of action, obligations, damages, or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which the other has, had or may have (the foregoing, collectively, the “Claims”) for any period prior to and including the Closing Date arising out of, relating to, or in connection with Seller’s ownership of the Interests and Seller’s membership in the Companies, the LLC Agreement (as defined below) and the obligations of Seller, on the one hand, and the Companies and Buyers, on the other hand, to each other thereunder; provided, however, that the foregoing release and waiver shall not apply for any such claim, suit, debt, charge, complaint, demand, cause of action, obligation, damage, or liability incurred by reason of (i) claims and obligations that are created by this Agreement, or (ii) acts or omissions by either Seller, on the one hand, or the Companies and Buyer, on the other hand, constituting fraud or willful misconduct. In exchange for the foregoing release of Buyers with respect to any and all third-party Claims (including, without limitation, any Claim relating to any HFS Property or any tenant (including Bank of America, N.A.) audit right at any Property), Buyers shall be entitled to a credit at Closing in the amount of $650,000 (the “Release Credit”). Buyers hereby covenant and agree that, except for the Release Credit, Buyers shall not be entitled to any other amounts pursuant to Section 3.4 of this Agreement (or otherwise) with respect to any third-party Claim arising out of, relating to, or in connection with Seller’s ownership of the Interests and Seller’s membership in the Companies, the LLC Agreement (as defined below) and the obligations of Seller, on the one hand, and the Companies and Buyers, on the other hand, to each other thereunder, even if such third-party Claims first arise and/or accrue after the Closing Date.

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(c)                The provisions of this Section 3.2 shall survive Closing.

3.3              Transfer Taxes. The costs of the preparation of the Transfer Tax Forms (which for the avoidance of doubt Buyers shall be responsible to prepare) and the amount of all Transfer Taxes incurred in connection with this consummation and Closing of the Purchase shall be paid 50% by Seller and 50% by Buyers. The provisions of this Section 3.3 shall survive the Closing and not be merged therein.

3.4              Prorations and Credits. The Purchase Price shall reflect the satisfaction of the Loan and shall be adjusted to reflect (a) proration of any and all reserves, credits, receivables, payables and other items of income and expenses relating to the Interests and/or the Properties, (b) any preferential distributions, including a “promote”, due to the Buyers or their affiliates pursuant to the Limited Liability Company Agreement of Portfolio Holdings, as may be amended or restated from time to time (the “Portfolio Holdings LLC Agreement”) and/or the Limited Liability Company Agreement of Defeasance Pool Holdings, as may be amended or restated from time to time (the “Defeasance Holdings LLC Agreement”, and together with the Portfolio Holdings LLC Agreement, the “LLC Agreements”, and each, an “LLC Agreement”), (c) the Limited Loan Payoff Expenses (as defined below), which shall, subject to the definition thereof, be allocated 50% to Seller and 50% to Buyers, (d) the Release Credit shall be credited to Buyers, and (e) such other items as may be agreed between the Parties (and, for the sake of clarity, except as set forth in this sentence, there shall be no other adjustments to the Purchase Price for Transfer Taxes or for other sale transaction expenses, whether or not incurred and whether or not customary, such as brokerage fees, contingent reserves, legal fees or similar sales expenses). The aforesaid prorations and adjustments shall be made as of 11:59 p.m. on the Business Day immediately preceding the Closing Date (the “Proration Date”), taking into account income and expenses through and including the Proration Date. The prorations and adjustments shall be based on the Parties’ then best estimate of such amounts taking into account all then available information. At least ten (10) days prior to Closing, Buyers shall provide Seller their good faith determination of the Purchase Price as adjusted as set forth herein together with all supporting calculations and any supporting invoices or other information reasonably necessary for Seller to make an informed decision relating to the preparation of the Closing Statement and the estimate of the adjusted Purchase Price reflected therein, together with such other information as Seller may reasonably request. Subject to the foregoing, Seller shall review and work cooperatively with Buyers (and Buyers agree to work cooperatively with Seller) to mutually reach agreement on such determination promptly and prior to Closing, such agreement by either party not to be unreasonably withheld or delayed. All adjustments will be done as of the Proration Date and, for the avoidance of doubt, Buyers shall be entitled to all income and obligated for all expenses of the Companies first accruing as of the date immediately following the Proration Date. “Business Day” means any day except (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are required or authorized by law to be closed in the State of New York. “Limited Loan Payoff Expenses” means the sum of (1) only the costs and expenses charged by the holder or servicer of the Loan in connection with the preparation and recordation of any satisfactions documents required to effectuate the Loan Payoff and other similar charges; provided, however, to the extent that in connection with the Loan Payoff any portion of the Loan or any security instrument in connection therewith is assigned to a new lender rather than satisfied, Seller shall not be responsible for any portion of any costs or expenses incurred in connection with the Loan Payoff other than pursuant to clause (2); plus (2) interest at the non-default rate payable pursuant to the Loan Agreement in connection with a Loan Payoff occurring on a Payment Date (as defined in the Loan Agreement) (i.e. standard interest from the 9th through the 14th of the calendar month in which Closing occurs); provided, however, if the Closing occurs on any date other than a Payment Date, the allocation of amounts chargeable to Seller pursuant to clause (2) shall be calculated as if the Closing occurred on the immediately preceding Payment Date. By way of example with respect to the foregoing clause (2): If the Closing occurs on June 9, 2014, the interest chargeable on the Loan through June 14, 2014 shall each be allocated 50% to Seller and 50% to Buyers. If the Closing occurs on June 12, 2014, the interest chargeable on the Loan through June 14, 2014 shall each be allocated 50% to Seller and 50% to Buyers and the interest chargeable on the Loan from June 15, 2014 through July 14, 2014 shall be allocated 100% to Buyers.

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3.5              HFS Properties. The Parties acknowledge that all three remaining HFS Properties are, as of the date hereof, under contract to be sold, with two of the HFS Properties under contract to be sold to third parties and one of the HFS Properties under contract to be sold to an affiliate of Buyers (collectively, the “HFS Properties Sales”). The net proceeds from the HFS Properties Sales will be allocated between Seller and GPT Member at Closing in accordance with Section 3.4 and in accordance with their respective percentage interests as provided in the Organizational Documents of Portfolio Holdings. If for any reason, one or more of the HFS Properties Sales fails to close prior to the Closing Date, following the closing of such sale(s), Buyers shall pay to Seller its apportioned share of the net proceeds from such sale(s) in accordance with the Portfolio Holdings LLC Agreement in effect as of the date of this Agreement (despite the effects of Section 3.2(a)). To the extent any such net proceeds are delayed as part of an escrow holdback in connection with any such sale, post-closing adjustment of the pro-rations performed in accordance therewith or for any other reason, such additional proceeds shall be subject to Section 3.8, but shall not be subject to the time limitations set forth therein. Notwithstanding the foregoing, whether or not the HFS Property Sale to an affiliate of Buyers closes prior to Closing, Seller shall be entitled to the payment of the full amount of net proceeds Seller would receive thereunder, as if such closing occurred simultaneously with Closing and assuming that such transaction closed without any holdback of any portion of the net proceeds or other credit support of the seller in connection thereunder. This Section 3.5 shall survive Closing.

3.6              Loan Payoff. Subject to the proration of the Limited Loan Payoff Expenses as set forth in Section 3.4, at the Closing Buyers shall cause the Loan and all amounts due thereunder to be paid in full (the “Loan Payoff”).

3.7              No Trigger of Buy-Sell Rights. The Parties acknowledge and agree that the Portfolio Holdings LLC Agreement has a lockout period that prohibits Seller or GPT Member from currently selling or otherwise transferring their membership interests in Portfolio Holdings without the consent of the other party. Seller and GPT Member hereby acknowledge and agree that neither this Agreement nor any of the transaction contemplated hereby will trigger any of the provisions of Section 6.2 of Portfolio Holdings LLC Agreement.

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3.8              Post-Closing True-Up. Buyers and Seller shall, to the extent that information is not available to accurately calculate the prorations to be performed on or prior to Closing, recalculate such prorations taking into account all available relevant information. If applicable, such recalculation shall occur on or before December 31, 2014. Payment shall be made to the party hereto in which the net amount of such adjustments and prorations favor within ten (10) Business Days of the agreement on such calculations among the Parties. To the extent the Parties are unable to agree upon such calculations by January 14, 2015, the Parties shall submit such dispute to binding arbitration to resolve such dispute. This Section 3.8 shall survive Closing.

Article 4
CONDITIONS TO CLOSING

4.1              Conditions to Buyers’ Obligations. The obligation of Buyers to consummate the Purchase is subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any one or more of which may be waived by Buyers in writing:

(a)                Each of the representations and warranties of Seller set forth in Section 2.1 of this Agreement shall be true and correct in all material respects, on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date), and Buyers shall have received a certificate of an officer of Seller dated the Closing Date to such effect.

(b)               Seller shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by Seller prior to or at the Closing, and Buyers shall have received a certificate of an officer of Seller dated the Closing Date to such effect.

(c)                There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the Purchase to be effected at the Closing and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the Purchase to be effected at the Closing.

(d)               The Transaction Documents required by Section 1.2(b) shall have been executed and delivered by Seller, as applicable.

4.2              Conditions to Seller’s Obligations. The obligation of Seller to consummate the Purchase is subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any one or more of which may be waived by Seller in writing:

(a)                Each of the representations and warranties of Buyers set forth in Section 2.2 of this Agreement shall be true and correct in all material respects, on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date), and Seller shall have received a certificate of an officer of Buyers dated the Closing Date to such effect.

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(b)               Buyers shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by Buyers prior to or at the Closing (including, without limitation, Section 3.6), and Seller shall have received a certificate of an officer of Buyers dated the Closing Date to such effect.

(c)                There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the Purchase to be effected at the Closing and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the Purchase to be effected at the Closing.

(d)               The Purchase Price, adjusted pursuant to Section 3.4 hereof, less the Deposit, and Transaction Documents required by Section 1.2(c) shall have been executed and delivered by Buyers, as applicable.

Article 5

TERMINATION

5.1              Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                by written agreement of Seller and Buyers;

(b)               by Seller, if any Buyer has materially breached its obligations under this Agreement, or by Buyers, if Seller has materially breached its obligations under this Agreement, in each case if such breach remains uncured for a period of at least ten (10) days after written notice thereof has been given by the non-breaching party to the breaching party; provided, however, that no notice or cure period shall apply to Buyer’s obligation to deliver the Deposit or any addition thereto required to extend the Closing Date;

(c)                by Seller, if there shall have been a breach of any representation or warranty by any Buyer set forth in this Agreement such that the condition set forth in Section 4.2(a) would not be satisfied and Buyers have received written notice of such breach and failed to cure such breach within ten (10) Business Days following receipt of notice of such breach;

(d)               by Seller, if all of its conditions to close have not been satisfied by Buyers (or waived by Seller) by the Initial Closing Date (as the same may be extended pursuant to this Agreement), or by Buyers, if all of its conditions to close have not been satisfied by Seller (or waived by Buyer) by the Initial Closing Date (as the same may be extended pursuant to this Agreement) in each case, TIME BEING OF THE ESSENCE;

(e)                by Buyers, if there shall have been a breach of any representation or warranty by Seller set forth in this Agreement such that the condition set forth in Section 4.1(a) would not be satisfied and Seller has received written notice of such breach and failed to cure such breach within ten (10) Business Days following receipt of notice of such breach;

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(f)                by Buyers, in their sole and absolute discretion, upon written notice to Seller received no later than 5PM (NYC time) on the fifth (5th) Business Day following the date of this Agreement;

provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to a party whose failure to take any action required hereunder to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date or a party that is in material breach of its obligations under this Agreement at the time of such termination. The party desiring to terminate this Agreement pursuant to this Section 5.1 shall give notice of such termination to the other party and the Escrow Agent.

5.2              Effect of Termination.

(a)                If this Agreement is terminated as provided in Sections 5.1(a) or (f), this Agreement shall become void and there shall be no liability on the part of any party to this Agreement and the Deposit shall be returned to Buyers.

(b)               In the event that Buyer terminates this Agreement pursuant to Sections 5.1(b) or (e), Buyers, as their sole and exclusive remedy and relief hereunder may either: (a) terminate this Agreement and receive a refund of the Deposit; or (b) pursue the remedy of specific performance of Seller’s obligations under this Agreement; provided, however, that Buyers shall only be entitled to pursue specific performance if: (i) any such suit for specific performance is filed no later than forty-five (45) days after the scheduled Closing Date; (ii) no Buyer is then in default under this Agreement; and (iii) each Buyer certifies to Seller that it is ready, willing and able to close in accordance with the terms of this Agreement.

(c)                In the event that Seller terminates this Agreement pursuant to Sections 5.1(b), (c) or (d), Seller shall be entitled to retain (and Escrow Agent shall be obligated to deliver to Seller) the Deposit as liquidated damages (and not as a penalty) as Seller’s sole and exclusive remedy and relief hereunder; provided, however, that Seller shall only be entitled to such remedy if: (i) Buyers have not previously exercised a termination right then-available to Buyers pursuant to Section 5.1; and (ii) Seller certifies to each Buyer that it is ready, willing and able to close in accordance with the terms of this Agreement. Seller and Buyers each acknowledge and agree that they have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Buyers agree that these sums represent reasonable compensation to Seller for such breach.

5.3              Damages. In no event whatsoever shall either party be liable to the other for any punitive, special, or consequential damages.

Article 6
MISCELLANEOUS

6.1              Amendment and Assignment. This Agreement may not be amended except by an instrument in writing authorized and signed by the Parties. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Buyers may assign their rights to an affiliate. Any purported assignment of this Agreement in violation of the previous sentence will be null and void.

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6.2              Notices. All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or reputable overnight courier to the relevant Party at the following addresses:

If to Seller:

FYF Net Lease LLC

c/o Garrison Investment Group

1290 Avenue of the Americas, Suite 914

New York, NY 10104

Attention: Gregg Chiota

With a copy to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Kevin J. O’Shea

If to Buyers:

GPT BOA Portfolio Member LLC

GPT BOA Defeasance Pool Owner LLC

c/o Gramercy Property Trust Inc.

521 Fifth Avenue, 30th Floor

New York, NY 10175

Attention: General Counsel

With a copy to

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: James W. McKenzie, Jr.

If to Escrow Agent:

First American Title Insurance Company of New York

633 Third Avenue

New York, N.Y. 10017

Attention: Philip Solomon

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or to such other address as the Parties may, from time to time, designate in a written notice given in accordance with this Section 6.2. Any such notice or communication shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if mailed, upon delivery to the receiving Party as shown by the return receipt therefor.

6.3              Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

6.4              Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.5              Failure or Indulgence Not Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

6.6              Expenses. Except as otherwise expressly contemplated in this Agreement, each Party shall bear its own costs and expenses (including, for the avoidance of doubt, attorney fees) incurred in connection with this Agreement and the transactions contemplated hereby and thereby

6.7              Governing Law and Jurisdiction. This Agreement will be construed (both as to validity and performance), interpreted and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to principles of conflict of laws. The Parties submit to personal jurisdiction in the State of New York for the enforcement of the provisions of this Agreement and waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement. The Parties hereby consent to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, in any action, suit, or proceeding which any Party may at any time wish to file in connection with this Agreement or any related matter. The Parties hereby waive any objection which any Party may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Section 6.7 shall not be deemed to preclude any Party from filing any such action, suit or proceeding in any other appropriate forum if the courts above decline jurisdiction.

6.8              Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

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6.9              Counterparts. This Agreement may be executed by the Parties in an electronic format (including PDF) and in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.10          Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

6.11          No Other Representations. No Party shall be liable or bound in any manner whatsoever by any guarantees, promises, projections or other information pertaining to the Interests or the Purchase made, furnished or claimed to have been made or furnished by such Party, the Companies or any other Person, whether verbally or in writing, except as set forth in this Agreement. Each Party additionally acknowledges that none of the other Parties or the Companies or any of the employees, agents or attorneys of the foregoing have made any verbal or written representations or warranties whatsoever to such Party (other than as expressly set forth in this Agreement), whether express, implied, statutory, or by operation of law, and, in particular, that no such representations and warranties have been made with respect to the actual or projected revenue and expenses of the Companies or any subsidiary(ies) of the Companies or any laws, regulations and rules applicable to the Interests or the Purchase, the Companies or any subsidiary(ies) of the Companies or the compliance therewith, or, except as set forth in this Agreement, any other matter or thing affecting or relating to the Interests, the Companies, any subsidiary(ies) of the Companies or the transactions contemplated hereby.

6.12          Tax Matters.

(a)                Tax Allocations. Upon the purchase of the Interests on the Closing Date, the Companies shall cease to be partnerships for U.S. federal income tax purposes, and the Companies’ partnership taxable year shall end on the Closing Date. All profits and losses of the Companies (and other tax and book items of the Companies) for such taxable year shall be allocated among the members of each such Company as provided in the related LLC Agreement.

(b)               Preparation of Tax Returns Due on or After the Closing Date. Following the Closing Date, each Company shall prepare or cause to be prepared and filed a partnership tax return, including Schedule K-1s, reflecting the Company’s operations for the taxable year, and Seller’s Schedule K-1 shall reflect its distributive share (as provided for in the related LLC Agreement) of the Company’s tax items for the taxable year ending on the Closing Date. Such returns, including Schedule K-1s, will be prepared and filed by or on behalf of the Company in a manner, as to timing and process, consistent with the Company’s past practice. The provisions of this Section 6.12(b) shall survive until the filing of all of these tax returns.

(c)                Consistent Reporting. Pursuant to Revenue Ruling 99-6, the transactions contemplated hereunder shall be treated as (i) with respect to Seller, a sale of a partnership interest and (ii) with respect to Buyers, as if each Company made a deemed liquidating distribution of all of its assets to Seller and the related Buyer, and following this distribution, the related Buyer purchased from Seller the assets deemed to have been distributed to Seller. Each party hereto agrees to reflect on all tax forms or tax returns to be filed with any federal, state, or local governmental agency or taxing authority, the transactions contemplated hereunder (including any present or future allocations or distributions made by any Company) consistent with Revenue Ruling 99-6 and otherwise in a manner that to the greatest extent possible is consistent with the form of the transactions as evidenced by this Agreement and the terminology used in this Agreement.

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6.13          Joint and Several Obligations. The representations, warranties, covenants and obligations of the Buyers under this Agreement and all documents executed in connection with the Closing are joint and several.

6.14          Survival. This Article 6 shall survive Closing or the earlier termination of this Agreement.

Article 7
ESCROW

7.1              Deposit in Escrow. Buyers shall deliver the Deposit to the Escrow Agent to be held in escrow by the Escrow Agent on the terms and conditions set forth in this Article 7.

7.2              Maintenance of the Deposit. The Deposit shall be deposited in an interest bearing account at Citibank, NA or such other depositary institution at which Escrow Agent holds escrow accounts, and reasonably acceptable to Buyers and Seller.

7.3              Disbursement of the Deposit.

(a)                The Escrow Agent shall deliver the Deposit to Seller or to Buyers, as the case may be, upon the following conditions:

(i)                 to Seller, at the Closing;

(ii)               to Seller, as liquidated damages upon receipt of written demand therefor signed by Seller, stating that Buyers have defaulted in the performance of its obligations under this Agreement and Seller has terminated this Agreement on account of said default of Buyers (it being agreed by Buyers that the Deposit is a fair and reasonable estimate of Seller’s damages and is not a penalty); provided, however, that the Escrow Agent shall not honor such demand until at least five (5) Business Days after the date on which the Escrow Agent shall have delivered a copy of such demand to Buyers, nor thereafter if during such five (5) Business Day period the Escrow Agent shall have received written notice of objection from Buyer in accordance with the provisions of this Section 7.3;

(iii)             to Buyers, upon receipt of written demand therefor signed by Buyers, stating that: (1) this Agreement has been duly terminated in accordance with Buyer’s rights under this Agreement and that Buyer is entitled under this Agreement to the return of the Deposit; or (2) Seller has defaulted in the performance of its obligations under this Agreement and Buyer has terminated this Agreement on account of said default of Seller; provided, however, that the Escrow Agent shall not honor either such demand in either case until not less than five (5) Business Days after the date on which the Escrow Agent shall have delivered a copy of such demand to Seller, nor thereafter if during such five (5) Business Day period the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of this Section 7.3.

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(b)               Upon receipt of a written demand for the Deposit made by Buyers or Seller pursuant to this Section 7.3, the Escrow Agent shall promptly deliver a copy thereof (in the manner set forth herein) to the other party. The other party shall have the right to object to the delivery of the Deposit by written notice of objection to the party who made the written demand and the Escrow Agent given within five (5) Business Days after such other party receives such notice from Escrow Agent, but not thereafter (time being of the essence with respect thereto).

7.4              Notice of Objection. If: (i) the Escrow Agent shall have received a notice of objection as provided for in Section 7.3 within the time therein prescribed; or (ii) any other disagreement or dispute shall arise between the Parties hereto and/or any other Persons resulting in adverse claims and demands being made for the Deposit (or any part thereof), whether or not litigation has been instituted, then the Escrow Agent shall refuse to comply with any claims or demands on it and continue to hold the Deposit until the Escrow Agent receives either: (x) a written notice signed by both Seller and Buyers directing the disbursement of the Deposit; or (y) a final order of a court of competent jurisdiction, entered in a proceeding in which Seller and Buyers are named as parties, directing the disbursement of the Deposit, in either of which events the Escrow Agent shall then disburse the Deposit in accordance with said direction. The Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands until and unless it has received a direction of the nature described in clause (x) or clause (y) of this Section 7.4. Notwithstanding the foregoing provisions of this Article or otherwise, the Escrow Agent shall have the following rights: (1) if the Escrow Agent shall have received a written notice signed by either Seller or Buyers advising that a litigation between Seller and Buyers over entitlement to the Deposit has been commenced, the Escrow Agent may, on notice to Seller and Buyers, deposit the Deposit with the clerk of the court in which said litigation is pending; or (2) the Escrow Agent may, on notice to Seller and Buyers, take such affirmative steps as it may, at its option, elect in order to terminate its duties as escrow agent, including, without limitation, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Buyers is the losing party.

7.5              Release. Upon the taking by the Escrow Agent of any action permitted by this Article, the Escrow Agent shall be released of and from all liability hereunder. Except as otherwise provided in this Article, all costs and expenses incurred by the Escrow Agent in performing its duties as escrow agent, including, without limitation, reasonable attorneys’ fees shall be borne equally by Seller and Buyer.

7.6              Limited Role. The Escrow Agent is to act hereunder as a depository only and is not responsible or liable in any manner whatsoever for: (i) the sufficiency, correctness, genuineness, collection or validity of any instrument deposited with it; (ii) the form of execution of such instruments; (iii) the identity, authority or rights of any Person executing or depositing the same; (iv) the terms and conditions of any instrument pursuant to which the Parties may act; or (v) the loss of the Deposit or any interest (due to early presentation for payment, insolvency of the bank in which any portion of the Deposit is placed or otherwise).The Escrow Agent shall not have any duties or responsibilities except those set forth in this Article, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any Person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

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7.7              Indemnity. Unless Escrow Agent shall have been guilty of gross negligence or willful misconduct, Seller and Buyers, jointly and severally, agree to defend, indemnify and hold harmless Escrow Agent and its partners and employees from and against any liability whatsoever, and shall promptly pay or reimburse Escrow Agent for all out-of-pocket costs and expenses, including any court costs and attorneys’ fees, incurred by it in connection with its performance hereunder. Escrow Agent shall have no liability hereunder unless Escrow Agent shall have been found guilty of gross negligence or willful misconduct.

7.8              No Third-Party Rights. The terms and provisions of this Article shall create no right in any Person other than the Parties hereto and their respective successors and assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

7.9              Party for Limited Purposes. The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Article.

7.10          Costs and Expenses. The costs and expenses of Escrow Agent in respect of its services provided in connection with this Agreement shall be paid 50% by Seller and 50% by Buyers.

[The remainder of this page has been intentionally left blank.]

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The Parties are signing this Agreement as of the date first written above.

SELLER

FYF Net Lease LLC

By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Operating Officer

BUYERS

GPT BOA Portfolio Member LLC

By:	/s/ Benjamin P. Harris
	Name:	Benjamin P. Harris
	Title:	President

GPT BOA Defeasance Pool Owner LLC

By:	/s/ Benjamin P. Harris
	Name:	Benjamin P. Harris
	Title:	President

ESCROW AGENT

First American Title Insurance Company of New York

By:	/s/ Jed Levine
	Name:	Jed Levine
	Title:	Associate Underwriter

(Signature page to the Membership Interest Purchase Agreement)

EXHIBIT A

Form of Interest Assignment

FORM OF ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment and Assumption”) is made and entered into as of [●], 2014, by FYF Net Lease LLC, a Delaware limited liability company ("Assignor"), and [GPT BOA Portfolio Member LLC] [GPT BOA Defeasance Pool Owner LLC], a Delaware limited liability company (“Assignee”).

BACKGROUND

Assignor and Assignee are parties to that certain Membership Interest Purchase and Sale Agreement dated as of May 12, 2014 (the “Purchase Agreement”) pursuant to which Assignor agreed to sell to Assignee and Assignee agreed to purchase from Assignor, all Assignor’s right, title and interest in and to the Interests in [Portfolio Holdings] [Defeasance Pool Holdings] (defined therein) (collectively, the “Ownership Interests”) for the consideration set forth in the Purchase Agreement.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Assignor hereby transfers, assigns and sets over to Assignee, all of Assignor’s right, title and interest in and to the Ownership Interests.

Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s duties and obligations with respect to the Ownership Interests transferred to Assignee arising from and after the date of this Assignment (whether such duties and obligations arise under the operating agreements of [Portfolio Holdings] [Defeasance Pool Holdings] or applicable law), all pursuant to the terms and conditions of the Purchase Agreement.

This Assignment and Assumption shall inure to the benefit of, and be binding upon, Assignor, Assignee and their respective designees, heirs, personal representatives, successors and assigns.

This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

This Assignment and Assumption is made without recourse, representation or warranty, except as otherwise set forth in the Purchase Agreement.

This Assignment and Assumption may be executed by the parties in an electronic format (including PDF) and in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption effective as of the date first above written.

ASSIGNOR:

FYF Net Lease LLC

By:
Name:
Title:

ASSIGNEE:

[GPT BOA Portfolio Member LLC]
[GPT BOA Defeasance Pool Owner LLC]

By:
Name: Benjamin P. Harris
Title: President

EXHIBIT B

Form of Seller Officer’s Certificate

This Seller Officer’s Certificate, dated as of [●], 2014, is being delivered by the undersigned pursuant to Sections 1.2(b)(ii), 4.1(a) and 4.1(b) of that certain Membership Interest Purchase and Sale Agreement dated as of May 12, 2014 (the “Purchase Agreement”) among FYF NET LEASE LLC, a Delaware limited liability company ("Seller"), and GPT BOA Portfolio Member LLC and GPT BOA Defeasance Pool Owner LLC, each a Delaware limited liability company (collectively, “Buyers”).

The undersigned hereby certifies to Buyers that (a) each of the representations and warranties of Seller set forth in Section 2.1 of the Purchase Agreement are true and correct in all material respects, on and as of the date hereof with the same force and effect as though made on and as of the date hereof (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date) and (b) Seller performed and complied in all material respects with all of the agreements, covenants and obligations required under the Purchase Agreement to be performed or complied with by Seller prior to or at Closing.

FYF Net Lease LLC

By:
Name:
Title:

EXHIBIT C

Form of Buyers Officer’s Certificate

This Buyers Officer’s Certificate, dated as of [●], 2014, is being delivered by the undersigned pursuant to Sections 1.2(c)(v), 4.2(a) and 4.2(b) of that certain Membership Interest Purchase and Sale Agreement dated as of May 12, 2014 (the “Purchase Agreement”) among FYF NET LEASE LLC, a Delaware limited liability company ("Seller"), and GPT BOA Portfolio Member LLC and GPT BOA Defeasance Pool Owner LLC, each a Delaware limited liability company (collectively, “Buyers”).

The undersigned hereby certifies to Seller that (a) each of the representations and warranties of Buyers set forth in Section 2.2 of the Purchase Agreement are true and correct in all material respects, on and as of the date hereof with the same force and effect as though made on and as of the date hereof (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date) and (b) Buyers performed and complied in all material respects with all of the agreements, covenants and obligations required under the Purchase Agreement to be performed or complied with by Buyers prior to or at Closing (including, without limitation, Section 3.6 of the Purchase Agreement).

GPT BOA Portfolio Member LLC

By:
	Name:	Benjamin P. Harris
	Title:	President

GPT BOA Defeasance Pool Owner LLC

By:
	Name:	Benjamin P. Harris
	Title:	President